Exhibit 10.20.1


                                                                  April 15, 1999

Dr. T. Grant John
989 Whitetale Lane
Westchester, Pennsylvania 19382

                            Re: Employment Agreement
                            ------------------------

Dear Dr.  John:

           Special Metals Corporation (the "Company"), desires to employ you on the terms set forth herein, and by your signature below you have indicated that you desire to be employed by the Company on the terms set forth herein. In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which consideration are hereby acknowledged, the parties agree as follows:

           1. Duties. You shall serve as the Executive Vice President and Chief Operating Officer of the Company, with responsibility for all operations of the Company's core business, including the commercial functions, performing all duties reasonably or necessarily relating to your position as shall be assigned to you from time to time by the Chief Executive Officer and/or Board of Directors of the Company, devoting your full business time, attention, best energies and abilities to the performance of such duties. During the Employment Period (as defined below), your employment hereunder shall be your exclusive employment, and you shall not be engaged in any other trade or business, without the consent of the Company. You shall report to the Chief Executive Officer and Board of Directors of the Company. You will be appointed to the Boards of Directors of the Company and various other subsidiaries of the Company, and shall enjoy the duties and privileges of such directorships as provided by the by-laws of these respective corporations, after satisfactory service prior to or by the end of the first year of your employment with the Company. You shall serve on these Boards without further compensation.

           2. Term. The initial term of employment with the Company shall be for the period commencing on April 19, 1999 or earlier (the "Commencement Date") and
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Dr. T. Grant John
April 15, 1999
Page 2

ending on April 19, 2002 or the third anniversary of the Commencement Date; and the term shall be automatically extended for an additional period of one year and upon each one year anniversary date thereafter upon the terms and conditions set forth herein (the "Employment Period"), unless either party gives six (6) months prior written notice of his or its intention not to extend the term of this Agreement prior to the end of the initial term or any extended term; however, in all events, this Agreement shall expire in all respects on April 19, 2004.

           3. Base Salary. Your base salary shall be at least Two Hundred Seventy-five Thousand Dollars ($275,000) per annum. Your base salary shall be payable in periodic installments no less frequently than on a monthly basis. You shall be eligible for salary increases based on your performance periodically during the term of this Agreement. Salary reviews will be in accordance with the Company's salary review policy then applicable.

           4. Incentive Compensation. On the Commencement Date of your employment, you will be eligible to receive a contingent grant of restricted shares of the Company's stock, the number of which shares will be determined by dividing forty percent (40%) of your base salary by the value of the Company's shares on the Commencement Date (i.e. $275,000 x 40% = $110,000 / share value as of the Commencement Date = number of restricted shares) (the "Restricted Shares"). The share value as of the Commencement Date shall be calculated in accordance with the terms of the Company's Nonqualified Stock Option Agreement and Long-Term Stock Incentive Plan (collectively referred to herein as "Stock Option Plan"). One half of the Restricted Shares so determined will vest subject to your continued employment on each of the first three anniversary dates of the Commencement Dates in equal one- third pro rata amounts each year; and the balance of the Restricted Shares so determined will be vested based upon your achievement of your performance objectives that are reasonably consistent with the business objectives of the Company and as negotiated with the Chief Executive Officer. During your first ninety (90) days of employment, you and the Chief Executive Officer will set goals and times of achievement which cover a mutually agreed upon time schedule to result in vesting of the Restricted Shares that are dependent upon your performance. The Restricted Shares will vest within twelve (12) months of the Commencement Date if you have achieved your performance objectives within that time, unless the completion date of the performance goals that are agreed to with the Chief Executive Officer is mutually agreed to be at a later date. The vested Restricted Shares that you are eligible to receive will be transferred to you twenty-four (24) months after the vesting date or at a later date elected by you (such election to be made at least 24 months before the scheduled transfer date, unless the Company consents to a shorter election period). All incentive compensation based upon the Company's shares will be adjusted for splits, dilution, dividends and other such events as set forth in the Company's Stock Option Plan. Your achievement of your performance objectives will be assessed by
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Dr. T. Grant John
April 15, 1999
Page 3

the Chief Executive Officer at the end of your first year with the Company, and on or about each anniversary of the Commencement Date, unless there is mutual agreement that a longer time is required.

           As of the second year of your employment and for the remainder of your Employment Period, you will eligible to participate in, and be subject to, the Company's Guide to Incentive Compensation Program as it may then exist, at the forty percent (40%) target level as defined in the applicable plan. Since the incentive compensation that you will be eligible to receive for the first four months of the year 2000 overlaps with the first year of your employment, the incentive compensation that you will be eligible to receive for the balance of the year 2000 will be prorated to eight-twelfths for the eight remaining months of that year.

           5. Pension Plan. You shall be entitled to participate in the Company's pension plan. The Company agrees that to supplement the Company's pension plan, it will multiply your pension benefits as if you were fully vested by one and two-thirds (12/3) after three (3) years of employment, so that you will have five (5) years vested after three (3) years of employment, and it will continue to be multiplied as if you were fully vested by one and two-thirds (12/3) for the balance of your service until the termination of your employment.

           6. Other Benefits.

                     6.1 Stock Option Grant. During the Employment Period, you will be eligible to participate in the Company's Stock Option Plan as it may then exist. Upon the Commencement Date, you will receive a grant of forty thousand (40,000) shares, vesting one-third (1/3) on each of the first three (3) anniversary dates of the Commencement Date, as described in the Stock Option Plan.

                     6.2 Employee Fringe Benefits. During the Employment Period, you will be eligible to participate in the standard employee fringe benefits plans, including, without limitation, 401(k), medical, dental and life insurance and other fringe benefits, pursuant to their respective terms and conditions as they may be modified, amended or terminated from time to time. If your employment with the Company is terminated between April 19, 2002 and April 19, 2004 for any reason, except for "cause" as defined in paragraph 9.3(e) in this Agreement, and at that time your present wife remains married to you, but is not covered by any medical benefits under the Company's medical benefits plan, the Company will at that time provide medical benefits to her until she becomes eligible for Medicare on or before she reaches age 65. If your employment is terminated for "cause," your wife will not receive the Company's medical benefits.
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Dr. T. Grant John
April 15, 1999
Page 4

                     6.3 Reimbursement of Business Expenses. The Company will, upon substantiation thereof, reimburse you for all reasonable expenses incurred by you in connection with the Company's business affairs. You must regularly submit to the Company's Chief Executive Officer a statement of these expenses and comply with such other accounting and reporting requirements that the Company may from time to time establish.

                     6.4 Vacation. You are entitled to four (4) weeks vacation per calendar year.

           7. Automobile; Club Membership. The Company will reimburse you for your use of your personal car for Company business when automobile transportation is called for and it is reasonable to expect you to use your personal car. Such reimbursement shall be at the mileage rate typically paid at the time by the Company for reimbursement for use of a personal car for Company business. In addition, the Company will reimburse you for one club membership pursuant to the terms of its applicable policy relating to same with the approval of the Chief Executive Officer in advance and with reimbursement at a level consistent with Company established practice. The foregoing reimbursement arrangements may be modified by the Company from time to time.

           8. Change of Control. "Change of Control" shall mean the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), (ii) any person or group is or becomes the "beneficial owner" (as defined in Rules 13d-3 and l3d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise or
(iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board; provided that in no event shall the first initial public offering of the Company's equity securities pursuant to an effective registration statement under the Securities Act of 1933 be deemed to constitute a Change of Control. Notwithstanding the foregoing, a "Change of Control" shall not include (i) any acquisition of voting securities or assets of the Company by Societe Industrielle Materiaux Avance ("SIMA"), LWH Holding S.A.,
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Dr. T. Grant John
April 15, 1999
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Advanced Materials Investments Holding S.A. or any of their respective affiliates or stockholders, or (ii) the acquisition of SIMA by the Eramet Group.

           9. Termination.

                     9.1 By the Company. The Company may terminate your employment with the Company:

                               (a) at any time upon ninety (90) days advance
written notice for any reason other than for "cause" (as defined below) or for no reason ("Termination Without Cause"), subject to the requirement that the Company pay to you the amounts set forth in Subsection 9.3 hereof;

                               (b) at any time without notice for "cause" (as
defined below);

                               (c) upon your death;

                               (d) in the event of your disability preventing
you from rendering services to the Company consistent with your duties hereunder for a period of six (6) consecutive months; or

                               (e) by not extending the Employment Period.

                     9.2 By the Employee. You may terminate your employment with the Company:

                               (a) at any lime upon ninety (90) days advance
written notice;

                               (b) if there is a Change in Control of the
Company, and, as a result, there is a material change in your authority or job responsibilities which results in lower salary or less responsibility than your assignment as Executive Vice President; or

                               (c) for "Good Reason," upon ninety (90) days
advance written notice and the Company's failure to cure the "Good Reason" within the ninety (90) day period. "Good Reason" is defined as (i) any material breach of this Agreement by the Company; (ii) any material reduction in your authority or job responsibilities which results in lower salary or less responsibility than your assignment as Executive Vice President; (iii) any required relocation of your position from Huntington, West Virginia without your consent; or (iv) the creation by the Company of intolerable working conditions.
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Dr. T. Grant John
April 15, 1999
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                     9.3 Payments upon Termination.

                               (a) Upon termination of this Agreement by the
Company during the Employment Period, pursuant to Subsection 9.1 (a) and 9.2(c) hereof, the Company shall provide you with:

                                          (A) severance pay at your base salary
           in effect as of the date of such termination, payable in accordance with the Company's normal payroll cycle until the end of the Employment Period or for one year after the date of termination, whichever is longer;

                                          (B) incentive compensation, profit
           sharing payments and stock options shall be subject to accelerated vesting, but payable after the date of such termination, subject to the terms of the Company's incentive compensation and profit sharing and stock option plans, provided, however, that you shall be entitled to only so much of the Restricted Shares of incentive compensation for which your performance objectives are achieved, and further provided, however, that your right to exercise vested options shall be extended for a period of one (1) year following the termination, notwithstanding any contrary language in the plan documents; and

                                          (C) continued employee fringe benefits
           as in effect immediately prior to such termination subject to the terms of the Company's employee fringe benefits plans, pension plan and the supplement to the pension plan referred to in Section 5 of this Agreement until the end of the Employment Period, or for one year after the date of termination, whichever is longer.

                               (b) The payments specified in the preceding
paragraph (a) of this Subsection 9.3 shall be in full satisfaction of any and all claims that you may have against the Company or any subsidiary or affiliate thereof and, as a condition to the making of such payments by the Company, you and the Company shall be required to execute mutual releases of claims arising from events or occurrences prior to the date of such Termination without Cause or Change of Control or termination by you for Good Reason if there is no disagreement about the payments that you are owed, provided, however, that any disagreement about the payments will be subject to arbitration as set forth in paragraph 14.6 of this Agreement.

                               (c) Upon termination of this Agreement by the
Company pursuant to clauses (c), (d) or (e) of Subsection 9.1 hereof, or by you pursuant to Subsection 9.2(b) hereof, you or your estate, as the case may be, shall not be entitled to any compensation, severance, or any other benefits and/or payments hereunder, except for base salary, bonus and profit sharing, stock options and pension benefits
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Dr. T. Grant John
April 15, 1999
Page 7

earned and vested as of the date of such termination, and the proceeds of all applicable life and disability insurance policies.

                               (d) Upon termination of this Agreement by the
Company for cause, pursuant to Subsection 9.1(b), or by you for any reason, pursuant to Subsection 9.2(a), you shall not be entitled to any compensation, severance, or any other benefits and/or payments hereunder, except for base salary, bonus, profit sharing, stock options and pension benefits earned and vested as of the date of such termination.

                               (e) A termination for "cause" is defined as: (i)
your willful neglect of your duties hereunder; (ii) conviction for, or entry of a pleading of guilty or nolo contendre by you with respect to a felony; (iii) material, knowing and intentional failure to comply with applicable laws with respect to the execution of the Company's business operations; (iv) theft, fraud, embezzlement, dishonesty or similar conduct which has resulted or is likely to result in material economic damage to the Company or any of its affiliates or subsidiaries; (v) repeated failure to perform the directives of the Chief Executive Officer and/or the Company's Board of Directors, or (vi) dependence or addiction to alcohol or use of drugs (except those legally prescribed by and administered pursuant to the directions of a practitioner licensed to do so under the laws of the state or county of licensure) which in the opinion of the Chief Executive Officer and Company's Board of Directors interferes with your ability to perform your assigned duties and responsibilities. If you are terminated for cause under subparagraphs (i),
(iii), (iv), (v) or (vi), you will be entitled to thirty (30) days prior written notice and the opportunity to cure, and if, in the Company's sole discretion, you have not cured the cause for your termination within that time, the Company shall have the right to declare your employment terminated.

           10. Relocation. You agree to move to Huntington, West Virginia as soon as practical, and you shall be entitled to the Company's relocation policy.

           11. Non-Disclosure; Non-Competition; Non-Solicitation.

                     11.1 Proprietary Information.

                               (a) You agree, that all information and know-how,
whether or not in writing, of a private, secret or confidential nature concerning the business or financial affairs of the Company, or any subsidiary or affiliate of the Company, (collectively, "Proprietary Information") is and will be the exclusive property of the Company, or such subsidiary or affiliate, as the case may be. By way of illustration, but not limitation, Proprietary Information includes manufacturing methods, processes or techniques; inventions; products; projects; developments; compositions; plans; research data; financial data; trade secrets; patents; personnel data; computer
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Dr. T. Grant John
April 15, 1999
Page 8

programs; designs; and client and supplier lists, whether or not copyrightable, trademarkable or licensable. You shall not disclose any Proprietary Information to others outside the Group (as defined below) or use the Proprietary Information for any unauthorized purposes without written approval by an officer of the Company, either during or after your employment, unless and until such Proprietary Information has become public knowledge without your fault. For purposes hereof, the "Group" shall mean the Company, any subsidiary or affiliate.

                               (b) You agree that all files, letters, memoranda,
reports, records, data, sketches, drawings, notebooks, notes, specifications, computer programs, listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by you or others, which comes into your custody or possession, is the exclusive property of the Group, to be used by you only in the performance of your duties for the Company and will remain in the custody of the Company if for any reason you leave your employment with the Company and it will not be available to you after termination of your employment.

                               (c) You agree that your obligation not to
disclose or use information, know-how and records of the types set forth in paragraphs (a) and (b) above also extends to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to you in the course of the Company's business.

                     11.2 Developments.

                               (a) You will make full and prompt disclosure to
the Company of all patents, inventions, improvements, ideas, concepts, approaches, discoveries, methods, developments, software, and works of authorship, whether or not copyrightable, patentable, trademarkable or licensable, which are created, made, conceived or reduced to practice by you or under your direction or jointly with others in connection with your employment by the Company and relating to clients or prospective clients of the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

                               (b) You agree to cooperate fully with the
Company, both during and after your employment with the Company, with respect to the procurement, maintenance and enforcement of patents, copyrights, licenses and trademarks (both in the United States and foreign countries) relating to Developments. To the extent that such cooperation requires the expenditure of any money, the Company will be responsible for the payment of any such money. If pursuant to this Section 11.2 you assist the Company subsequent to the termination of your
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Dr. T. Grant John
April 15, 1999
Page 9

employment with the Company, the Company will compensate you for your time at a rate to be mutually agreed upon. You will sign all papers, including, without limitation, copyright applications, trademark applications, patent applications, license applications, declarations, oaths, formal assignments, assignments of priority rights and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interest in any Developments.

                     11.3 Non-Competition.

                               (a) During your Employment Period with the
Company and for an additional period equal to eighteen (18) months after the end of the Employment Period or until the end of Payments upon Termination set forth in Subsection 9.3 hereof, whichever is longer, and regardless of the reason for the termination of your employment, you will not, without the Company's prior written approval, directly or indirectly:

                                          (i) hire any employee of the Group or
           recruit, solicit or induce, or attempt to induce, any employee or consultant of the Group to terminate his employment or consulting relationship with, or otherwise cease his relationship with, the Group; or

                                          (ii) solicit, divert or take away, or
           attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Group which were contacted, solicited or served by the Group at any time during or prior to the term of this Agreement; or

                                          (iii) engage (whether for compensation
           or without compensation), directly or indirectly, as an individual proprietor, partner, stockholder, officer, employee, member, agent, independent contractor, consultant, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly-held company), in the business of developing, producing, marketing or selling products or services in the high performance nickel alloy and superalloy industry throughout the world (a "Competitive Business'). You acknowledge and agree that your engagement (whether for compensation or without compensation), directly or indirectly, as an individual proprietor, partner, stockholder, officer, employee, member, agent, independent contractor, consultant, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly-held company), with or for any Competitive Business shall be deemed to constitute engagement in a Competitive Business. You acknowledge and agree that your
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Dr. T. Grant John
April 15, 1999
Page 10

           duties for the Company require you to conduct business worldwide and that the Group's business, clients, customers, accounts or prospective business, customers or accounts are and/or could be worldwide.

                               (b) If any restriction set forth in this
Subsection 11.3 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic areas to which it may be enforceable.

                               (c) The restrictions contained in this Subsection
11.3 are necessary for the protection of the business and goodwill of the Group and are considered by you to be reasonable for this purpose, and you acknowledge that but for your agreement to comply with such restrictions the Company would not have entered into this Agreement. You agree that for purposes of this paragraph the services to be provided by you hereunder are special, unique and/or extraordinary and that any breach of this Subsection 11.3 will cause the Group substantial and irreparable damage and, therefore, in the event of any such breach, in addition to such other remedies which at law or in equity may be available, the Group will have the right to seek specific performance, injunctive relief and attorneys' fees, costs and disbursements to enforce its rights hereunder and without the necessity of posting any bond. The period of time during which the restrictions contained in Subsection 11.3 shall be in effect shall be extended by the length of time during which you are in breach of any such restrictions, as determined by any court of competent jurisdiction.

                     11.4 Survival of Obligations. The obligations of the Employee under Subsections 11.1, 11.2 and 11.3 will survive the termination of this Agreement.

           12. Notices.

           All notices under this Agreement must be in writing and must be delivered by hand or by facsimile transmission or mailed by certified or registered mail, postage prepaid, return receipt requested, to the parties as follows:

           If to the Company:

                               Special Metals Corporation
                               4317 Middle Settlement Road
                               New Hartford, NY 13413-5392
                               Attention:  Donald R.  Muzyka
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Dr. T. Grant John
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           with a copy to (which shall not constitute notice):

                               David S. Poppick, Esq.
                               Epstein Becker & Green, P.C.
                               One Landmark Square
                               Stamford, CT 06901-2704
                               Facsimile:  203-324-9291

           If to you: To the address set forth on the first page of this Agreement; with a copy to (which shall not constitute notice):

                               Robert M. Goldich
                               Wolf, Block, Schorr and Solis-Cohen,
                               LLP 111 South 15th Street
                               Philadelphia, PA 19102-2678 Facsimile:
                               215-977-2334

or to such other address as is specified in a notice complying with this Section
12. Any such notice is deemed given on the date delivered by hand or facsimile transmission or three days after the date of mailing.

           13. Other Agreements.

           You hereby represent that you are not bound by the terms of any agreement with any previous employer or other party to refrain from competing, directly or indirectly, with the business of such previous employer or any other party, except as disclosed to the Company. You further represent that your performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by you in confidence or in trust prior to your employment with the Company.

           14. Miscellaneous.

                     14.1 Modification. This Agreement constitutes the entire Agreement between the parties with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral. None of the Company's employee handbooks, manuals, or policy statements shall explicitly or implicitly create any additional rights or obligations with respect to your employment except as otherwise explicitly provided herein. This Agreement may not be amended, modified or revised except by a writing signed by the parties.
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Dr. T. Grant John
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Page 12

                     14.2 Successors and Assigns. This Agreement is binding upon and inures to the benefit of both parties and their respective heirs, executors, trustees, administrators, successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, although your obligations are personal and may be performed only by you.

                     14.3 Captions. Captions have been inserted in this Agreement solely for convenience of reference, and in no way define, limit or affect the scope or substance of any provision of this Agreement.

                     14.4 Severability. The provisions of this Agreement are severable, and invalidity of any provision does not affect the validity of any other provision. In the event that any court of competent jurisdiction determines that any provision of this Agreement or the application thereof is unenforceable because of its duration or scope, the parties agree that the court in making such determination will have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form is valid and enforceable to the full extent permitted by law.

                     14.5 Delays or Omissions. No delay or omission by the Company in exercising any right under this Agreement (including without limitation, any failure to strictly enforce any provision hereof) shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

                     14.6 Submission to Jurisdiction. Each party to this Agreement hereby irrevocably and unconditionally:

                               (a) (i) agrees that any suit, action or
proceeding asserting a breach of this Agreement shall be instituted only with the American Arbitration Association ("AAA") located in the State of New York,
(ii) consents and submits to the jurisdiction of such suit, action or proceeding instituted by the other, (iii) agrees that the parties will share equally all fees and expenses of the AAA (not including each party's own attorneys' fees and costs), subject to the right of the AAA to award such fees and costs to the prevailing party as part of any arbitration award; and (iv) the arbitration award shall be final and binding subject to enforcement in any other jurisdictions by suit on the judgment or in any other manner provided by law; and

                               (b) (i) waives any objection which it may now or
hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought as specified in Subsection 14.6(a),
(ii) waives any claim
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Dr. T. Grant John
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Page 13

that any such suit, action or proceeding has been brought in an inconvenient forum, and (iii) agrees not to plead or claim either of the foregoing.

                     14.7 Acknowledgment. You hereby acknowledge that you have read this Agreement carefully; you have been afforded sufficient time to understand the terms and effects of this Agreement; you have been given the opportunity to consult with counsel and in fact have been advised by counsel as to all terms and effects of this Agreement prior to executing this Agreement, or have knowingly, freely and voluntarily declined to do so; any ambiguity that might be alleged to exist herein shall not be construed against or in favor of any party hereto; you are voluntarily entering into and executing this Agreement; neither the Company nor its agents or representatives have made any representations inconsistent with the terms and effects of this Agreement; no promise, inducement, or agreement not expressed herein has been made to you; and you fully understand and voluntarily accept the terms and conditions of this Agreement.

                     14.8 Governing Law. This Agreement is to be interpreted and construed under and governed by the laws of State of New York.

           If the foregoing is acceptable to you, please execute the duplicate original of this letter in the space provided below and return one fully executed original to me.

                                     Very truly yours,

                                     SPECIAL METALS CORPORATION

                                     By: _______________________________
                                         Donald R. Muzyka
                                         President and Chief Executive Officer

ACCEPTED AND AGREED to this
_______ day of April, 1999


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T. Grant John